UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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Cyanotech Corporation
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Amendment No. 1

CYANOTECH CORPORATION
73-4460 Queen Kaahumanu Hwy., Suite 102
Kailua-Kona, HI 96740
(808) 326-1353

MEETING OF STOCKHOLDERS
To be held Monday, August 29, 2011 at 3:00 P.M. Hawaii Standard Time

Explanatory Note

Cyanotech Corporation  (the ‘Company”) is filing this Amendment No. 1 to its 2011 Proxy Statement originally filed with the Securities and Exchange Commission (the “SEC”), on July 20, 2011 (the “Original Filing”). This Amendment is in response to comments received from SEC staff by letter dated February 3, 2012 in which the Company was requested to add to the Section titled EXECUTIVE COMPENSATION AND OTHER INFORMATON the table “Outstanding Equity Awards Table at Fiscal Year End.”  That table is added by this Amendment after page 21 of the Original Filing.  This Amendment also corrects typographical errors contained on page 11 of the Proxy Statement which sets forth the Fiscal Year-End Option Values under the Company’s 2005 Stock Plan.   All other items of the Proxy Statement are incorporated by reference into this Amendment without change.

The table included in the section of the Proxy Statement entitled “Fiscal Year-End Option Values” under Proposal Two, which was originally set forth on page 11 of the Proxy Statement, is amended to read in its entirety as follows:

FISCAL YEAR-END OPTION VALUES

The following table provides information with respect to the named executive officers concerning the number and value of unexercised options held at year end. No SARs have been granted under the Company’s 2005 Stock Plan.

	Shares Acquired on Exercise	Value Realized	Number of Shares of Common Stock Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-The-Money Options at FY-End ($)(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Brent D. Bailey(2)	—	—	—	230,000	—	87,400
Deanna L. Spooner(3)	—	$—	18,000	37,000	$33,960	$70,140
Gerald R. Cysewski(4)	—	$—	2,200	9,800	$2,320	$6,816
Robert J. Capelli(4)	1,200	$2,184	1,000	9,800	$4,020	$6,816
Glenn D. Jenson(4)	—	$—	2,200	9,800	$2,320	$6,816

(1)

Refers to the market value of shares covered by in-the-money options on March 31, 2011 which was $3.42, less the option exercise price. Options are not in-the-money if the market value of the shares covered thereby is less than the option exercise price.

(2)

Options to purchase 230,000 shares were granted January 12, 2011 in accordance with Mr. Bailey’s Letter of Employment and vest on January 11, 2012, 2013 and 2014 as to 81,000 shares, 81,000 shares and 68,000 shares, respectively.

(3)

Options to purchase 5,000 shares granted on February 22, 2008 and 50,000 shares granted on December 4, 2008, all under the 2005 Plan of which 18,000 were exercisable at March 31, 2011. The options vest and become exercisable over 4 years of continuing employment in increasing annual installments (10%, 20%, 30%, 40%) beginning one year after the grant date.

(4)

Options to purchase 2,000 shares were granted on February 22, 2008 and 10,000 shares granted on April 30, 2009, all under the 2005 Plan of which 2,200 were exercisable at March 31, 2011. The options vest and become exercisable over 4 years of continuing employment in increasing annual installments (10%, 20%, 30%, 40%) beginning one year after the grant date. Mr. Capelli exercised 1,200 options on March 21, 2011.

The following table is added after page 21 of the Proxy Statement originally filed on July 20, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
		Number of Shares of Common Stock Underlying Unexercised Options (#)		Option exercise	Option expiration
Name	Grant Year	Exercisable	Unexercisable	price ($)	date
Brent D. Bailey (1)	2011	—	230,000	3.04	1/12/2021
	Total	—	230,000
Deanna L. Spooner (2)	2008	3,000	2,000	1.60	2/22/2018
	2009	15,000	35,000	1.52	12/4/2018
	Total	18,000	37,000
Gerald R. Cysewski (3)	2008	1,200	800	1.60	2/22/2018
	2010	1,000	9,000	2.08	4/30/2019
	Total	2,200	9,800
Robert J. Capelli (3)	2008	—	800	1.60	2/22/2018
	2010	1,000	9,000	2.08	4/30/2019
	Total	1,000	9,800
Glenn D. Jenson (3)	2008	1,200	800	1.60	2/22/2018
	2010	1,000	9,000	2.08	4/30/2019
	Total	2,200	9,800

(1)

Options to purchase 230,000 shares were granted January 12, 2011 in accordance with Mr. Bailey’s Letter of Employment and vest on January 11, 2012, 2013 and 2014 as to 81,000 shares, 81,000 shares and 68,000 shares, respectively.

(2)

Options to purchase 5,000 shares granted on February 22, 2008 and 50,000 shares granted on December 4, 2008, all under the 2005 Plan of which 18,000 were exercisable at March 31, 2011. The options vest and become exercisable over 4 years of continuing employment in increasing annual installments (10%, 20%, 30%, 40%) beginning one year after the grant date.

(3)

Options to purchase 2,000 shares were granted on February 22, 2008 and 10,000 shares granted on April 30, 2009, all under the 2005 Plan of which 2,200 were exercisable at March 31, 2011. The options vest and become exercisable over 4 years of continuing employment in increasing annual installments (10%, 20%, 30%, 40%) beginning one year after the grant date. Mr. Capelli exercised 1,200 options on March 21, 2011.